UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 6, 2010

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant's telephone number, including area code: (701) 530-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Retirement of Vernon A. Raile

On January 6, 2010, MDU Resources Group, Inc. (the “Company”) announced that Vernon A. Raile, Executive Vice President, Treasurer and Chief Financial Officer of the Company, will retire on February 16, 2010 after 30 years of service, pursuant to the Company Bylaws’ mandatory retirement policy.

Promotion of Doran N. Schwartz and Nicole A. Kivisto

On January 7, 2010, the Company announced that, effective upon Mr. Raile’s retirement, Doran N. Schwartz will become Vice President and Chief Financial Officer, and Nicole A. Kivisto will become Vice President, Controller and Chief Accounting Officer.

Mr. Schwartz, age 40, has served as Vice President and Chief Accounting Officer since March 1, 2006 and was Assistant Vice President-Special Projects from September 6, 2005 until March 1, 2006.  Mr. Schwartz was the Director of Membership Rewards for American Express, a financial services company, from November 2004 to August 1, 2005.

Ms. Kivisto, age 36, has served as Controller since December 1, 2005 and was a Financial Analyst IV in the Corporate Planning Department from May 2003 until December 1, 2005.

Compensation for Mr. Schwartz and Ms. Kivisto in connection with their promotions will be determined by the Board of Directors and the Compensation Committee of the Company at their regularly scheduled meetings to be held in February 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 7, 2010

MDU Resources Group, Inc.

By:	/s/ Paul K. Sandness
Paul K. Sandness
General Counsel and Secretary